Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Brush Engineered Materials Inc. (the “Company”) for the quarter ended October 1, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: November 5, 2010	/s/ Richard J. Hipple
Richard J. Hipple
Chairman of the Board, President and Chief Executive Officer

/s/ John D. Grampa
John D. Grampa
Senior Vice President Finance and Chief Financial Officer